POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Matthew Barron, Erin E. Raccah, Rebecca A. Bouldien, Victor

G. Merritt and Beth Murphree as the undersigned's true and lawful attorneys-in-fact to:(1) execute and deliver for and on behalf of the undersigned, in the undersigned's capacity as a reporting person pursuant to

Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange

Act"), and the rules thereunder, of International Paper Company (the

"Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange

Act (or any other forms, amendments or documents described in or relating to the rules promulgated under Section 16 of the Exchange Act);

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and stock exchange or similar authority, electronically or otherwise; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned,

it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of

Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such

attorneys-in-fact.The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this

Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming,any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company.By execution of this Power of Attorney, the undersigned hereby revokes any prior powers of attorney that the undersigned may have executed in connection with the execution, delivery, recording,

filing, attesting or other act with regard to Forms 3, 4 or 5 or any other forms,amendments or documents described in or relating to the rules promulgated under Section 16 of the Exchange Act.

IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this __ day of ___________, 2007.

Signature: /s/ Tim Nicholls

Signature of Reporting Person

By:

Name: Timothy S. Nicholls

ACKNOWLEDGEMENT

STATE OF TENNESSEE

ss:

COUNTY OF SHELBY

On this _16th_ day of __July____, 2007, before me personally came

____Timothy Nicholls_______, to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that he or she executed the same.

Notary Public

/s/Cecilia Wilson D'Amore

(NY) 10650/292/BEN03/poa.form.doc